OFFER TO PURCHASE FOR CASH
                                       BY
                              BOWATER INCORPORATED
                                       OF
               ANY AND ALL OF THE OUTSTANDING DEPOSITARY SHARES,
                               EACH REPRESENTING
                    A ONE-FOURTH INTEREST IN A SHARE OF ITS
                   8.40% SERIES C CUMULATIVE PREFERRED STOCK,
                           PAR VALUE $1.00 PER SHARE
                                       AT
                        $27.875 NET PER DEPOSITARY SHARE
     THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
       EASTERN TIME, ON NOVEMBER 15, 1995, UNLESS THE OFFER IS EXTENDED.
                                                                October 16, 1995
To Our Clients:
     Enclosed for your consideration are the Offer to Purchase dated October 16, 1995 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase, constitutes the "Offer"), in connection with the Offer by Bowater Incorporated, a Delaware corporation (the "Company"), to purchase any and all of the outstanding depositary shares (the "Depositary Shares"), each representing a one-fourth interest in a share of its 8.40% Series C Cumulative Preferred Stock, par value $1.00 per share, liquidation preference $100 per share, at $27.875 per Depositary Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. We are the holder of record of the Depositary Shares held for your account. A tender of your Depositary Shares can be made only by us as the holder of record and pursuant to your instructions. THE ENCLOSED FORM OF LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER DEPOSITARY SHARES HELD BY US FOR YOUR ACCOUNT.
     We request instructions as to whether you wish us to tender any or all of the Depositary Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer. We also request that you designate, in the box captioned "Solicited Tenders", any Soliciting Dealer who solicited your tender of Depositary Shares.
     Your attention is directed to the following:
     1. The Offer and withdrawal rights expire at 12:00 midnight, Eastern Time, on November 15, 1995, unless the Offer is extended.
     2. The Offer is not conditioned upon any minimum number of Depositary Shares being tendered. The Offer is, however, subject to certain other conditions, as described in Section 8 of the Offer to Purchase.
     3. Any stock transfer taxes applicable to the sale of Depositary Shares to the Company pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 6 of the Letter of Transmittal.
     4. Tendering holders of Depositary Shares will not be obligated to pay brokerage fees or commissions in connection with their tenders pursuant to the Offer.
     If you wish to have us tender any or all of your Depositary Shares, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Depositary Shares, all such Depositary Shares will be tendered unless otherwise specified on the attached instruction form. Your instructions to us should be forwarded promptly in order to permit us to execute the Letter of Transmittal and tender your Depositary Shares on your behalf in accordance with the terms of the Offer and prior to the expiration of the Offer.
     THE OFFER IS MADE SOLELY BY THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL AND ANY AMENDMENTS OR SUPPLEMENTS THERETO. THE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF DEPOSITARY SHARES IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. IN THOSE JURISDICTIONS THE LAWS OF WHICH REQUIRE THAT THE OFFER BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF THE COMPANY BY MERRILL LYNCH & CO. OR ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

    INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH ANY AND ALL
      OF THE OUTSTANDING DEPOSITARY SHARES, EACH REPRESENTING A ONE-FOURTH
       INTEREST IN A SHARE OF 8.40% SERIES C CUMULATIVE PREFERRED STOCK,
                           PAR VALUE $1.00 PER SHARE
                                       OF
                              BOWATER INCORPORATED
     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated October 16, 1995, and the related form of Letter of Transmittal in connection with the offer by Bowater Incorporated, a Delaware corporation (the "Company"), to purchase any and all of the outstanding Depositary Shares (the "Depositary Shares"), each representing a one-fourth interest in a share of its 8.40% Series C Cumulative Preferred Stock, par value $1.00 per share, liquidation preference $100 per share, at $27.875 per Depositary Share, net to the undersigned in cash.
     This will instruct you to tender the number of Depositary Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related form of Letter of Transmittal.
    By checking this box, all Depositary Shares held for the account of the undersigned will be tendered. If fewer than all Depositary Shares are to be tendered, please check the box AND indicate below the aggregate number of Depositary Shares to be tendered. (Unless otherwise indicated, it will be assumed that all Depositary Shares held for the account of the undersigned are to be tendered.)
                                   Depositary Shares

   Please designate in the box below any Soliciting Dealer who solicited your tender:
                                SOLICITED TENDERS
         The undersigned represents that the Soliciting Dealer who solicited and obtained this tender is:
Name of Firm:
                                 (Please Print)
Name of Individual Broker or Financial Consultant:
Identification Number (if known):
Address:

                               (Include Zip Code)
                                   SIGN HERE

                     (Signature(s))
(Please print name(s), address(es) and telephone           Tax Identification or Social Security Number(s)
number(s) here)

Date               , 1995